EXHIBIT 10.2

     AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is by and between Unico American Corporation (“Company”) and Lester A. Aaron (“Emp1oyee”):

A.  Paragraph 6 of the Employment Agreement between the Company and Employee which was effective as of December 15, 2007 is amended in its entirety to read as follows:

6. TERM/TERMINATION.  Employee’s employment under this Agreement shall be for a term beginning on April 1, 2009 and ending December 31, 2011.  Notwithstanding the foregoing, this Agreement may be terminated at any time by Company for Cause or by Employee for other than breach of this Agreement by the Company upon thirty days written notice. This Agreement may also be terminated by Company without Cause upon thirty days written notice or by the Employee at any time on account of the breach of this Agreement by Company; however, in either of such events, subject to the limitation described in Section 3.6, the Company shall pay Employee, as and in the manner provided in Section 3.4, all salary, bonuses and benefits as provided herein for the remainder of the term of this Agreement.

B. This Amendment is effective April 1, 2009.

C.  All other terms and conditions of the Employment Agreement remain unchanged.

COMPANY:
Unico American Corporation

By  /s/ Cary L. Cheldin                                                          Date:   April 1, 2009
Cary L. Cheldin, President & Chief Executive Officer

EMPLOYEE:

/s/ Lester A. Aaron                                                               Date:   April 1, 2009
Lester A. Aaron